UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NOBLE CORPORATION plc

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROCEDURES FOR HOLDERS OF SHARES TRADED ON NASDAQ COPENHAGEN A/S IN RELATION TO NOBLE’S 2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS

The 2023 annual general meeting of shareholders (the “Meeting”) of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble”) will be held on May 2, 2023, at 1:30 p.m., local time, as a physical meeting at JW Marriott Grosvenor House London, 86-90 Park Lane, London, United Kingdom W1K 7TN.

For the holders of shares held through Euronext Securities traded on Nasdaq Copenhagen A/S (a “Nasdaq Shareholder”), the following procedures for the attendance, voting and other procedures apply.

Nasdaq Shareholders should only submit one preference outlined below and should not register to both attend in person and vote by proxy.

Record Date and Persons Entitled to Vote

A Nasdaq Shareholder’s right to attend the Meeting and vote, including voting by proxy, and the number of votes which the Nasdaq Shareholder is entitled to cast (as a proxy for the legal holder), is determined in accordance with the number of shares that are held on behalf of such Nasdaq Shareholder on the record date, based on the register of beneficial shareholders kept by Euronext Securities. The Board has set the close of business on March 13, 2023 as the record date.

Attendance

Nasdaq Shareholders wishing to attend and vote at the Meeting in person must register for attendance by no later than April 30, 2023 by 11:59 p.m. ET (May 1, 2023 by 6:59 a.m. CEST) either:

•	by registering to attend via the InvestorPortal available on Euronext Securities’ website, www.vp.dk/agm; or

•

by printing and completing the registration form available on Noble’s website at https://noblecorp.com/2023-Annual-General-Meeting and sending the form by letter to Euronext Securities, Nicolai Eigtveds Gade 8, DK-1402 Copenhagen K, or by e-mail to CPH-investor@euronext.com. To be valid, the registration form must be duly signed and dated.

To obtain access to the Meeting, Nasdaq Shareholders having registered to attend the Meeting in person must present appropriate and valid proof of identification. Please note that Nasdaq Shareholders will not be permitted to attend and vote at the Meeting in person unless they have registered in advance.

The Board recommends that Nasdaq Shareholders vote by appointing Jennie P. Howard and Richard B. Barker, representatives of Noble, as their proxy, as further detailed below, because it is not practical for most shareholders to attend the Meeting in person.

Voting by Proxy

Nasdaq Shareholders who do not intend to attend the Meeting in person may vote by submitting a proxy. Proxies must be submitted no later than April 30, 2023 by 11:59 p.m. ET (May 1, 2023 by 6:59 a.m. CEST) either:

•	electronically via the InvestorPortal available on Euronext Securities’ website, www.vp.dk/agm; or

•

by printing and completing the proxy voting form available on Noble’s website at https://noblecorp.com/2023-Annual-General-Meeting and sending the form by letter to Euronext Securities, Nicolai Eigtveds Gade 8, DK-1402 Copenhagen K, or by e-mail to CPH-investor@euronext.com. To be valid, the proxy form must be duly signed and dated.

If a Nasdaq Shareholder wishes to revoke or amend a submitted proxy, please contact Euronext Securities by telephone (+45 43 58 88 66) or e-mail (CPH-investor@euronext.com).

Nasdaq Shareholders can appoint as their proxy either (i) Jennie P. Howard and Richard B. Barker, representatives of Noble, or (ii) a third party.

A third party proxy need not be a shareholder of Noble but must attend the Meeting to represent you. If you appoint a proxy who is not a Noble representative and they do not attend the Meeting in person to vote on your behalf, your vote will not be counted.

Appointing Jennie P. Howard and Richard B. Barker, representatives of Noble, as your proxy is the best way to ensure your vote is counted.

Questions

Questions regarding attendance, the submission of proxies and voting for Nasdaq Shareholders should be directed to Euronext Securities by telephone (+45 43 58 88 66) or e-mail (CPH-investor@euronext.com).

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